CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	January 25, 2021
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS ANNUAL EARNINGS AND FOURTH QUARTER RESULTS AS OF DECEMBER 31, 2020

Highlights

▪	Quarterly net income available to common stockholders of $37.8 million or $0.98 per diluted common share
▪	Annual net income available to common stockholders of $133.5 million or $3.57 per diluted common share
▪	Net interest margin of 3.51%, fully tax-equivalent (non-GAAP)(1) of 3.55% for the fourth quarter
▪	Efficiency ratio (non-GAAP)(1) for the fourth quarter of 2020 of 54.93% and 56.65% for the year
▪	Nonperforming assets as a percentage of total assets of 0.53% and net charge-offs for the quarter of $216,000
▪	Completed the acquisition of AimBank, Heartland's largest acquisition to date, which had assets at fair value of $1.97 billion
▪	Completed the purchase and assumption of substantially all of the deposits, which totaled $415.5 million, and other certain assets and liabilities of Johnson Bank's Arizona operations
▪	Approved a 10% increase in quarterly dividend to $.22 per share at the January 19, 2021 board meeting

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income available to common stockholders (in millions)	$37.8	$37.9	$133.5	$149.1
Diluted earnings per common share	0.98	1.03	3.57	4.14

Return on average assets	0.92%	1.17%	0.90%	1.24%
Return on average common equity	8.50	9.56	8.06	10.12
Return on average tangible common equity (non-GAAP)(1)	12.77	14.65	12.28	15.73
Net interest margin	3.51	3.86	3.65	4.00
Net interest margin, fully tax-equivalent (non-GAAP)(1)	3.55	3.90	3.69	4.04
Efficiency ratio, fully-tax equivalent (non-GAAP)(1)	54.93	60.31	56.65	62.50

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

"Heartland successfully navigated a challenging year with net income available to common stockholders of $133.5 million, or $3.57 per diluted common share. Our success was highlighted by an improved efficiency ratio of 56.65%, strong net interest margin of 3.69% and stable credit quality."

Bruce K. Lee, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, January 25, 2021-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported the following results for the quarter ended December 31, 2020 compared to the quarter ended December 31, 2019:
•Net income available to common stockholders of $37.8 million, or $0.98 per diluted common share compared to $37.9 million, or $1.03 per diluted common share.
•Excluding tax-effected acquisition, integration and restructuring costs, adjusted net income available to common stockholders (non-GAAP) was $39.5 million, or $1.03 of adjusted earnings per diluted common share (non-GAAP) compared to $38.3 million or $1.04.
•Return on average common equity was 8.50% and return on average assets was 0.92% compared to 9.56% and 1.17%, respectively.
•Return on average tangible common equity (non-GAAP) was 12.77% and excluding tax-affected acquisition, integration and restructuring costs, adjusted return on average tangible common equity (non-GAAP) was 13.33% compared to 14.65% and 14.80%, respectively.

Heartland reported the following annual results for the year ended December 31, 2020 compared to the year ended December 31, 2019:
•Net income available to common stockholders of $133.5 million or $3.57 per diluted common share compared to $149.1 million or $4.14 per diluted common share.
•Excluding tax-effected acquisition, integration and restructuring costs, adjusted net income available to common stockholders (non-GAAP) was $137.7 million, or $3.69 of adjusted earnings per diluted common share (non-GAAP), compared to $154.3 million, or $4.28.
•Return on average common equity was 8.06% and return on average assets was 0.90% compared to 10.12% and 1.24%, respectively.
•Return on average tangible common equity (non-GAAP) of 12.28% and excluding tax-affected acquisition, integration and restructuring costs, adjusted return on average tangible common equity (non-GAAP) of 12.65% compared to 15.73% and 16.25%, respectively.

Commenting on Heartland’s 2020 results, Bruce K. Lee, Heartland’s president and chief executive officer, said, "Heartland successfully navigated a challenging year with net income available to common stockholders of $133.5 million, or $3.57 per diluted common share. Our success was highlighted by an improved efficiency ratio of 56.65%, strong net interest margin of 3.69% and stable credit quality."

Responses to COVID-19

In the first quarter of 2020, Heartland implemented and continues to operate under its pandemic management plan. While the measures described below remain in effect, Heartland’s pandemic management plan continues to evolve in response to the recent developments relating to the COVID-19 pandemic. To assure workplace and employee safety and business resiliency while providing relief and support to customers and communities facing challenges from the impacts of the pandemic, the following measures are in place:
•employees who can work from home continue to do so, and those employees who are working in bank offices have been placed on rotating teams to limit potential exposure to COVID-19;
•all in-person events and large meetings are canceled and have effectively transitioned to virtual meetings;
•employees receive an increase in time off and enhanced health care coverage related to testing and treatments for COVID-19;
•Heartland has installed and requires the use of personal protective equipment in bank offices;
•Heartland implemented a 20% wage premium for certain customer-facing employees through August 2020, and pandemic pay for employees unable to work due to exposure or contraction of the virus;
•Heartland has provided direct guaranteed loans from the U.S. Small Business Administration (the "SBA") to customers through Heartland’s participation in the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act") and originated $1.2 billion of loans under the Paycheck Protection Program ("PPP");
•Heartland has participated in the CARES Act SBA loan payment and deferral program for existing SBA loans; and
•Heartland has contributed $1.5 million to support communities served by Heartland and its subsidiary banks, including donations of $260,000 to local schools.

The continued economic disruption resulting from the COVID-19 pandemic will make it difficult for some customers to repay the principal and interest on their loans, and Heartland's subsidiary banks have been working with customers to modify the terms of certain existing loans.

The following table shows the total loan exposure as of the end of each quarter in 2020 to customer segment profiles that Heartland currently believes will be more heavily impacted by COVID-19, dollars in thousands. The increases in total exposure at December 31, 2020 are primarily attributable to loans acquired in the fourth quarter of 2020.

	As of the Quarter Ended
	12/31/2020		9/30/2020		6/30/2020		3/31/2020
Industry	Total Exposure(1)	% of Gross Exposure(2)	Total Exposure	% of Gross Exposure(2)	Total Exposure	% of Gross Exposure(2)	Total Exposure	% of Gross Exposure(2)
Lodging	$539,434	4.38%	$495,187	4.52%	$490,475	4.38%	$498,596	4.47%
Retail trade	465,980	3.78	405,118	3.70	407,030	3.64	367,727	3.30
Retail properties	422,794	3.43	363,457	3.32	369,782	3.31	408,506	3.66
Restaurants and bars	266,053	2.16	248,053	2.26	255,701	2.29	247,239	2.22
Oil and gas	122,256	0.99	52,766	0.48	63,973	0.57	56,302	0.50
Total	$1,816,517	14.74%	$1,564,581	14.28%	$1,586,961	14.19%	$1,578,370	14.15%

(1) The increases in total exposure at December 31, 2020 are primarily attributable to loans acquired in the fourth quarter of 2020.
(2) Total loans outstanding and unfunded commitments excluding PPP loans

The ultimate impact of the COVID-19 pandemic on Heartland's financial condition and results of operations will depend on the severity and duration of the pandemic, related restrictions on business and consumer activity, roll-out and distribution of vaccines and the availability of government programs to alleviate the economic stress of the pandemic. See Heartland's "Safe Harbor Statement" below.

2020 Developments

Adoption of ASU 2016-13, "Financial Instruments - Credit Losses (Topic 326)"

On January 1, 2020, Heartland adopted ASU 2016-13, "Financial Instruments - Credit Losses (Topic 326)," commonly referred to as "CECL." The impact of Heartland's adoption of CECL resulted in the following:
•an increase of $12.1 million to the allowance for credit losses related to loans, which included a reclassification of $6.0 million of purchased credit impaired loan discount on previously acquired loans, and a cumulative-effect adjustment to retained earnings totaling $4.6 million, net of taxes of $1.5 million;
•an increase of $13.6 million to the allowance for unfunded commitments and a cumulative-effect adjustment to retained earnings totaling $10.2 million, net of taxes of $3.4 million, and
•established an allowance for credit losses for Heartland's held to maturity debt securities of $158,000 and a cumulative-effect adjustment to retained earnings totaling $118,000, net of taxes of $40,000.

Completed the Acquisition of AimBank

On December 4, 2020, Heartland completed the acquisition of AimBank, headquartered in Levelland, Texas. Based on Heartland's closing common stock price of $41.89 on December 4, 2020, the aggregate consideration paid to AimBank common shareholders was $264.5 million, which was paid by delivery of common stock of $217.2 million and cash of $47.3 million, subject to certain hold-back provisions of the merger agreement relating to the cash consideration. AimBank was merged with and into Heartland's wholly-owned Texas subsidiary, First Bank and Trust, and the combined entity operates as First Bank and Trust. As of the closing date, AimBank had, at fair value, total assets of $1.97 billion, which included gross loans of $1.09 billion, and deposits of $1.67 billion. The systems conversion for this transaction is expected to occur in the first quarter of 2021.

Completed the Purchase and Assumption of Johnson Bank's Arizona Operations

On December 4, 2020, Arizona Bank & Trust (“AB&T”), a wholly-owned subsidiary of Heartland headquartered in Phoenix, Arizona, completed its acquisition of certain assets and assumed substantially all of the deposits and certain other liabilities of Johnson Bank’s Arizona operations, which includes four banking centers. Johnson Bank is a wholly-owned subsidiary of Johnson Financial Group, Inc. headquartered in Racine, Wisconsin. As of the closing date, AB&T acquired, at fair value, total assets of $420.1 million, which included gross loans of $150.7 million, and deposits of $415.5 million. The systems conversion occurred simultaneously with the closing of the transaction.

"The acquisition of AimBank is the largest transaction in our history and adds sizable market share in the West Texas region. The addition of the Johnson Bank branches is a great expansion of our footprint in the Phoenix market," said Lynn B. Fuller, Heartland's executive operating chairman.

Branch Optimization

In the second half of 2020, Heartland's member banks approved plans to consolidate eight branch locations, which includes two branches in the Midwest region, five branches in the Western region and one in the Southwestern region, and resulted in $1.2 million and $2.3 million of fixed asset write-downs in the third and fourth quarters of 2020, respectively. The branch consolidations are expected to be completed in early 2021. Heartland continues to review its branch network for optimization and consolidation opportunities, which may result in additional write-downs of fixed assets in future periods.

Net Interest Income Increases and Net Interest Margin Decreases from Fourth Quarter of 2019

Net interest margin, expressed as a percentage of average earning assets, was 3.51% (3.55% on a fully tax-equivalent basis, non-GAAP) during the fourth quarter of 2020, compared to 3.86% (3.90% on a fully tax-equivalent basis, non-GAAP) during the fourth quarter of 2019.

Total interest income and average earning asset changes for the fourth quarter of 2020 compared to the fourth quarter of 2019 were:
•Heartland recorded $140.8 million of total interest income, which was an increase of $7.6 million or 6% from $133.2 million, based on an increase in average earning assets, which was partially offset by a decrease in the average rate on earning assets.
•Total interest income on a tax-equivalent basis was $142.4 million, which was an increase of $8.0 million or 6% from $134.3 million.
•Average earning assets increased $3.46 billion or 30% to $15.04 billion compared to $11.58 billion, which was primarily attributable to recent acquisitions and loan growth, including PPP loans.
•The average rate on earning assets decreased 83 basis points to 3.77% compared to 4.60%, which was primarily due to recent decreases in market interest rates.

Total interest expense and average interest bearing liability changes for the fourth quarter of 2020 compared to the fourth quarter of 2019 were:
•Total interest expense was $8.3 million, a decrease of $12.2 million or 60% from $20.5 million, based on a decrease in the average interest rate paid, which was partially offset by an increase in average interest bearing liabilities.
•The average interest rate paid on Heartland's interest bearing liabilities decreased to 0.36% compared to 1.08%, which was primarily due to recent decreases in market interest rates.
•Average interest bearing deposits increased $1.13 billion or 16% to $8.25 billion from $7.12 billion which was primarily attributable to recent acquisitions and deposit growth, including deposits from government stimulus payments and other COVID-19 relief programs.
•The average interest rate paid on Heartland's interest bearing deposits decreased 69 basis points to 0.22% compared to 0.91%.
•Average borrowings increased $409.9 million to $802.5 million from $392.7 million. The average interest rate paid on Heartland's borrowings was 1.81% compared to 4.10%.

Net interest income increased for the fourth quarter of 2020 compared to the fourth quarter of 2019:

•Net interest income totaled $132.6 million compared to $112.7 million, which was an increase of $19.8 million or 18%.
•Net interest income on a tax-equivalent basis (non-GAAP) totaled $134.1 million compared to $113.9 million, which was an increase of $20.3 million or 18%.

Noninterest Income and Noninterest Expense Increase from Fourth Quarter of 2019

Total noninterest income was $32.6 million during the fourth quarter of 2020 compared to $28.0 million during the fourth quarter of 2019, an increase of $4.6 million or 16%. Significant changes by noninterest income category for the fourth quarter of 2020 compared to the fourth quarter of 2019 were:
•Net securities gains totaled $2.8 million compared to $491,000, which was an increase of $2.3 million.
•Net gains of sales of loans held for sale increased $3.7 million to $7.1 million compared to $3.4 million, primarily due to an increase in residential mortgage loan activity in response to the recent declines in mortgage interest rates.
•Other noninterest income totaled $1.7 million compared to $2.9 million, which was a decrease of $1.1 million or 40%. Included in other noninterest income for the fourth quarter of 2019 was $891,000 related to proceeds on life insurance policies, and there was no similar income in the fourth quarter of 2020.

Total noninterest expense for the fourth quarter of 2020 was $99.3 million compared to $92.9 million for the same quarter of 2019, which was an increase of $6.4 million or 7%. Significant changes by noninterest expense category were:
•Salaries and employee benefits totaled $51.6 million compared to $50.2 million, which was an increase of $1.4 million or 3% and primarily attributable to an increase in full time equivalent employees from recent acquisitions.
•Professional fees totaled $15.1 million compared to $11.1 million, which was an increase of $4.0 million or 36%. Included in professional fees for the fourth quarter of 2020 were FDIC insurance assessments of $1.8 million compared to $0 for the fourth quarter of 2019. The remainder of the increase was primarily attributable to recent technology and process improvement projects.
•Advertising expense totaled $1.1 million compared to $2.3 million, which was a decrease of $1.2 million or 51%. The decrease was primarily attributable to a reduction of in-person customer events and overall reduction in marketing spend.
•Net losses on sales/valuation of assets totaled $2.6 million compared to $1.5 million. The losses recorded in the fourth quarter of 2020 included $2.3 million of write-downs on fixed assets associated with branch optimization activities. Net losses on sales/valuation of assets in the fourth quarter of 2019 included write-downs on fixed assets and buildings held for sale totaling $2.4 million, which was partially offset by an additional gain of $1.2 million associated with the re-evaluation of remaining contingencies from the mortgage servicing rights sale.
•Acquisition, integration and restructuring costs totaled $2.2 million compared to $537,000, which was an increase of $1.6 million and primarily attributable to the acquisitions completed in the fourth quarter of 2020.
•Partnership investment in tax credit projects totaled $1.9 million compared to $3.0 million, which was a decrease of $1.1 million or 37%. Fewer tax credit projects were placed in service in the fourth quarter of 2020 compared to the same quarter of the prior year.
•Other noninterest expenses totaled $11.0 million compared to $11.9 million, which was a decrease of $892,000 or 8%. The reduction was primarily attributable to reduced travel expenses and customer entertainment activities because meetings have transitioned to virtual formats.

Heartland's effective tax rate was 18.52% for the fourth quarter of 2020 compared to 11.99% for the fourth quarter of 2019. The following items impacted Heartland's fourth quarter 2020 and 2019 tax calculations:
•solar energy tax credits of $461,000 and $764,000;
•federal low-income housing tax credits of $195,000 and $281,000;
•new markets tax credits of $75,000 compared to $0;
•historic rehabilitation tax credits of $1.1 million and $1.8 million;
•tax-exempt interest income as a percentage of pre-tax income of 11.82% compared to 10.08%; and
•tax benefits of $617,000 and $1.9 million related to the release of valuation allowances on deferred tax assets.

For the years ended December 31, 2020 and 2019, Heartland's effective tax rate was 20.72% and 19.00%, respectively.

Loans and Deposits Increase Since December 31, 2019

Total assets were $17.91 billion at December 31, 2020, an increase of $4.70 billion or 36% from $13.21 billion at year-end 2019. Excluding $1.97 billion of assets acquired at fair value in the AimBank transaction and $420.1 million of assets acquired at fair value in the Johnson Bank branch transaction, total assets increased $2.31 billion or 17% since year-end 2019. Securities represented 35% and 26% of total assets at December 31, 2020, and December 31, 2019, respectively.

Total loans held to maturity were $10.02 billion at December 31, 2020, compared to $8.37 billion at year-end 2019, an increase of $1.66 billion or 20%. This change includes $1.24 billion of total loans held to maturity acquired at fair value in the AimBank and Johnson Bank branch transactions. Excluding loans acquired in the fourth quarter of 2020 and PPP loans, total loans held to maturity organically decreased $487.3 million or 6% since December 31, 2019. Loan changes by category were:
•Total commercial and business lending, which includes commercial and industrial ("C&I"), PPP, and owner occupied commercial real estate loans, increased $1.27 billion or 32% to $5.27 billion at December 31, 2020, compared to $4.00 billion at December 31, 2019.
•C&I and owner occupied commercial real estate loans increased $307.7 million or 8% to $4.31 billion at December 31, 2020, compared to $4.00 billion at December 31, 2019. Excluding $368.9 million of C&I and owner occupied commercial real estate loans acquired in the fourth quarter of 2020, C&I and owner occupied commercial real estate loans organically decreased $61.2 million or 2% since year-end 2019.
•PPP loans totaled $957.8 million at December 31, 2020, compared to $0 at year-end 2019. Excluding $53.1 million of PPP loans acquired in the fourth quarter of 2020, PPP loans increased $904.7 million since year-end 2019.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and real estate construction loans, increased $261.7 million or 10% to $2.78 billion at December 31, 2020 from $2.52 billion at year-end 2019. Excluding $319.6 million of commercial real estate loans acquired in the fourth quarter of 2020, total commercial real estate loans organically decreased $57.8 million or 2% since year-end 2019.
•Agricultural and agricultural real estate loans totaled $714.5 million at December 31, 2020, compared to $565.8 million at December 31, 2019, which was an increase of $148.7 million or 26%. Excluding $247.5 million of loans acquired in the fourth quarter of 2020, agricultural and agricultural real estate loans organically decreased $98.8 million or 17% since year-end 2019, which was primarily attributable to scheduled paydowns.
•Residential mortgage loans increased $8.2 million or 1% to $840.4 million at December 31, 2020, from $832.3 million at December 31, 2019. Excluding $197.3 million of loans acquired in the fourth quarter of 2020, residential mortgage loans organically decreased $189.2 million or 23% since year-end 2019, primarily as a result of customers refinancing loans due to the recent decreases in residential mortgage interest rates.
•Consumer loans decreased $28.9 million or 7% to $414.4 million at December 31, 2020, compared to $443.3 million at December 31, 2019. Excluding $51.4 million of loans acquired in the fourth quarter of 2020, consumer loans organically decreased $80.3 million or 18% since year-end 2019, primarily as a result of customers refinancing loans due to the recent decreases in residential mortgage interest rates.
Total deposits were $14.98 billion as of December 31, 2020, compared to $11.04 billion at year-end, which was an increase of $3.94 billion or 36%. This increase includes $2.09 billion of deposits acquired at fair value in the AimBank and Johnson Bank branch transactions. Excluding the deposits acquired at fair value in the fourth quarter of 2020, total deposits organically increased $1.85 billion or 17% since December 31, 2019. Deposit changes by category were:
•Demand deposits increased $2.14 billion or 61% to $5.69 billion at December 31, 2020, compared to $3.54 billion at December 31, 2019. Excluding $776.8 million of demand deposits acquired in the fourth quarter of 2020, demand deposits organically increased $1.37 billion or 39% since year-end 2019.

•Savings deposits increased $1.71 billion or 27% to $8.02 billion at December 31, 2020, from $6.31 billion at December 31, 2019. Excluding savings deposits of $976.3 million acquired in the fourth quarter of 2020, savings deposits organically increased $736.0 million or 12% since year-end 2019.
•Time deposits increased $78.3 million or 7% to $1.27 billion at December 31, 2020 from $1.19 billion at December 31, 2019. Excluding time deposits of $332.9 million acquired in the fourth quarter of 2020, time deposits organically decreased $254.5 million or 21% since year-end 2019.

Growth in non-time deposits was positively impacted by federal government stimulus payments and other COVID-19 relief programs.

Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of organic loan growth and organic deposit growth, which are non-GAAP measures.

Provision and Allowance for Credit Losses

Provision and Allowance for Credit Losses for Loans
Provision expense for credit losses for loans for the fourth quarter of 2020 was $16.1 million, which was an increase of $11.4 million from $4.7 million recorded in the prior quarter and an increase of $11.2 million from $4.9 million recorded in the fourth quarter of 2019. The provision expense for the fourth quarter of 2020 was impacted by several factors, including:
•Provision expense of $9.6 million was recorded for purchased non-credit deteriorated ("non-PCD") loans acquired in the fourth quarter.
•An increase of $3.8 million in reserves for nonaccrual loans compared to the third quarter of 2020.
•Decreases in loan balances, excluding PPP loans and acquired loans, of $91.0 million during the quarter.
•Consistent macroeconomic outlook compared to the third quarter of 2020.
•Net charge offs of $216,000 or 0.01% of average loans.

Heartland's allowance for credit losses for loans totaled $131.6 million at December 31, 2020, compared to $103.4 million at September 30, 2020, and $70.4 million at December 31, 2019, respectively. The following items have impacted Heartland's allowance for credit losses for loans for the year ended December 31, 2020:
•The allowance for credit losses for loans increased $12.1 million after the adoption of CECL on January 1, 2020.
•Allowance for credit losses for loans of $12.3 million was recorded in the fourth quarter associated with the purchased credit deteriorated ("PCD") loans in the AimBank and Johnson Bank transactions.
•Provision expense for the year ended December 31, 2020, totaled $65.7 million.
•Net charge offs of $28.9 million were recorded for the year or 0.32% of average loans.

Heartland expects that net charge offs could be elevated in future periods as customers’ ability to repay loans is adversely impacted by economic disruptions caused by the COVID-19 pandemic.

Provision and Allowance for Credit Losses for Unfunded Commitments
Heartland's allowance for unfunded commitments totaled $15.3 million and $13.9 million at December 31, 2020 and after the adoption of CECL on January 1, 2020, respectively. The following changes impacted Heartland's allowance for credit losses for unfunded commitments during 2020:
•Provision expense for unfunded commitments totaled $1.4 million for the year, which included $2.3 million of provision expense recorded for unfunded commitments acquired in the fourth quarter of 2020.
•Unfunded commitments increased $273.2 million or 9% to $3.25 billion at December 31, 2020 compared to $2.97 billion at December 31, 2019, which was primarily attributable to the acquisitions in the fourth quarter of 2020.

Total Provision and Allowance for Lending Related Credit Losses
The total provision for lending related credit losses was $17.1 million for the fourth quarter of 2020, which included $11.9 million of provision expense for acquired non-PCD loans and unfunded commitments. The total allowance for lending related credit losses was $146.9 million at December 31, 2020, which was 1.47% of loans as of December

31, 2020, compared to $70.4 million or 0.84% of total loans as of December 31, 2019. Excluding PPP loans, which are fully guaranteed, the total allowance for lending related credit losses was 1.62% of loans at December 31, 2020.

Nonperforming Assets as a Percentage of Total Assets Decreases Since December 31, 2019

Nonperforming assets increased $7.4 million or 8% to $95.0 million, which was 0.53% of total assets at December 31, 2020, compared to $87.6 million or 0.66% of total assets at December 31, 2019. Nonperforming loans were $88.1 million or 0.88% of total loans at December 31, 2020, compared to $80.7 million or 0.96% of total loans at December 31, 2019. At December 31, 2020, loans delinquent 30-89 days were 0.23% of total loans compared to 0.33% of total loans at December 31, 2019. COVID-19 payment deferral and loan modification programs could delay the recognition of net charge-offs, delinquencies and nonaccrual status for loans that would have otherwise moved into past due or nonaccrual status.

Non-GAAP Financial Measures

This earnings release contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate Heartland's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Additionally, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this earnings release with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this earnings release.

Below are the non-GAAP measures included in this earnings release, management's reason for including each measure and the method of calculating each measure:
•Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this earnings release.
•Net interest income, fully tax equivalent, is net income adjusted for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Tangible book value per common share is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Tangible common equity ratio is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.
•Annualized return on average tangible common equity is net income excluding intangible amortization calculated as (1) net income excluding tax-effected core deposit and customer relationship intangibles amortization, divided by (2) average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Adjusted net income, adjusted return on average tangible common equity and adjusted diluted earnings per share exclude tax-effected acquisition, integration and restructuring costs. Management believes the presentation of these non-GAAP measures are useful to compare net income, return on average tangible common equity and earnings per share results excluding the variability of acquisition, integration and restructuring costs.

•Annualized adjusted return on average assets is net income available to common stockholders plus acquisition, integration and restructuring costs, net of tax, divided by average assets. Management believes this measure is useful to compare the return on average assets excluding the variability of acquisition, integration and restructuring costs.
•Organic deposit growth is exclusive of deposits obtained through acquisitions. Management believes that this measure provides a more complete understanding of underlying trends in deposit growth notwithstanding dispositions and acquisitions.
•Organic loan growth is exclusive of loans obtained through acquisitions and PPP loans. Management believes that this measure provides a more complete understanding of underlying trends in loan growth notwithstanding dispositions and acquisitions.

Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 866-928-9948 at least five minutes before start time. A replay will be available until January 24, 2022, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets of $17.91 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. As of December 31, 2020, Heartland had 142 banking locations serving 102 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Any statements about Heartland’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These forward-looking statements include information about possible or assumed future results of Heartland’s operations or performance. These forward-looking statements are generally identified by the use of the words ‘‘believe”, “expect’’, ‘‘intent”, “anticipate’’, ‘‘plan”, “estimate’’, ‘‘project”, ‘‘will”, ‘‘would”, ‘‘could”, ‘‘should’’, “may”, “view”, “opportunity”, “potential”, or similar expressions that are used in this release, and future oral and written statements of Heartland and its management. Although Heartland has made these statements based on management’s experience and best estimate of future events, the ability of Heartland to predict results or the actual effect of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed below and in the risk factors in Heartland's reports filed with the Securities and Exchange Commission (“SEC”), include, among others:
•The impact of the COVID-19 pandemic on Heartland and U.S. and global financial markets;
•Measures enacted by the U.S. federal and state governments and adopted by private businesses in response to the COVID-19 pandemic;
•The deterioration of the U.S. economy in general and in the local economies in which Heartland conducts its operations;
•Increasing credit losses due to deterioration in the financial condition of its borrowers, based on declining oil prices and asset and collateral values, which may continue to increase the provision for credit losses and net charge-offs of Heartland;
•Civil unrest in the communities that Heartland serves;
•Levels of unemployment in the geographic areas in which Heartland operates;
•Real estate market values in these geographic areas;
•Future natural disasters and increases to flood insurance premiums;
•The effects of past and any future terrorist threats and attacks, acts of war or threats thereof;
•The level of prepayments on loans and mortgage-backed securities;

•Legislative and regulatory changes affecting banking, tax, securities, insurance and monetary and financial matters;
•Monetary and fiscal policies of the U.S. Government including policies of the U.S. Department of Treasury and the Federal Reserve Board;
•The quality or composition of the loan and investment portfolios of Heartland;
•Demand for loan products and financial services, deposit flows and competition in Heartland’s market areas;
•Changes in accounting principles and guidelines;
•The timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet;
•The ability of Heartland to implement technological changes as planned and to develop and maintain secure and reliable electronic delivery systems;
•Heartland’s ability to retain key executives and employees; and
•The ability of Heartland to successfully consummate acquisitions and integrate acquired operations.

The COVID-19 pandemic is adversely affecting Heartland and its customers, counterparties, employees and third-party service providers. The COVID-19 pandemic’s severity, its duration and the extent of its impact on Heartland’s business, financial condition, results of operations, liquidity and prospects remain uncertain. The deterioration in general business and economic conditions and turbulence in domestic and global financial markets caused by the COVID-19 pandemic have negatively affected Heartland’s net income, total equity and book value per common share, and continued economic deterioration could adversely affect the value of its assets and liabilities, reduce the availability of funding to Heartland, lead to a tightening of credit and increase stock price volatility. Some economists and investment banks believe that a recession or depression may result from the continued spread of COVID-19 and the economic consequences.

These risks and uncertainties should be considered in evaluating forward-looking statements made by Heartland or on its behalf, and undue reliance should not be placed on these statements. There can be no assurance that other factors not currently anticipated by Heartland will not materially and adversely affect Heartland’s business, financial condition and results of operations. In addition, many of these risks and uncertainties are currently amplified by and may continue to be amplified by the COVID-19 pandemic and the impact of varying governmental responses that affect Heartland’s customers and the economies where they operate. Please take into account that forward-looking statements speak only as of the date they are made, and except as required by applicable law, Heartland does not undertake any obligation to publicly correct or update any forward-looking statement. Further information concerning Heartland and its business, including additional factors that could materially affect Heartland’s financial results, is included in Heartland’s filings with the SEC.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Interest Income
Interest and fees on loans	$108,865	$107,566	$424,941	$424,615
Interest on securities:
Taxable	28,154	22,581	98,263	73,147
Nontaxable	3,735	2,102	12,484	9,868
Interest on federal funds sold	—	—	—	4
Interest on deposits with other banks and short-term investments	77	953	924	6,695
Total Interest Income	140,831	133,202	536,612	514,329
Interest Expense
Interest on deposits	4,609	16,401	30,287	63,734
Interest on short-term borrowings	175	271	610	1,748
Interest on other borrowings	3,472	3,785	13,986	15,118
Total Interest Expense	8,256	20,457	44,883	80,600
Net Interest Income	132,575	112,745	491,729	433,729
Provision for credit losses	17,072	4,903	67,066	16,657
Net Interest Income After Provision for Credit Losses	115,503	107,842	424,663	417,072
Noninterest Income
Service charges and fees	12,725	12,368	47,467	52,157
Loan servicing income	997	955	2,977	4,843
Trust fees	5,506	5,141	20,862	19,399
Brokerage and insurance commissions	779	1,062	2,756	3,786
Securities gains, net	2,829	491	7,793	7,659
Unrealized gain on equity securities, net	36	11	640	525
Net gains on sale of loans held for sale	7,104	3,363	28,515	15,555
Valuation adjustment on servicing rights	(102)	668	(1,778)	(911)
Income on bank owned life insurance	1,021	1,117	3,554	3,785
Other noninterest income	1,726	2,854	7,505	9,410
Total Noninterest Income	32,621	28,030	120,291	116,208
Noninterest Expense
Salaries and employee benefits	51,615	50,234	202,668	200,341
Occupancy	6,849	5,802	26,554	25,429
Furniture and equipment	3,913	3,323	12,514	12,013
Professional fees	15,117	11,082	54,068	47,697
Advertising	1,107	2,274	5,235	9,825
Core deposit and customer relationship intangibles amortization	2,501	2,918	10,670	11,972
Other real estate and loan collection expenses, net	468	261	1,340	1,035
(Gain)/loss on sales/valuations of assets, net	2,621	1,512	5,101	(19,422)
Acquisition, integration and restructuring costs	2,186	537	5,381	6,580
Partnership investment in tax credit projects	1,899	3,038	3,801	8,030
Other noninterest expenses	10,993	11,885	43,631	45,661
Total Noninterest Expense	99,269	92,866	370,963	349,161
Income Before Income Taxes	48,855	43,006	173,991	184,119
Income taxes	9,046	5,155	36,053	34,990
Net Income	39,809	37,851	137,938	149,129
Preferred dividends	(2,014)	—	(4,451)	—
Net Income Available to Common Stockholders	$37,795	$37,851	$133,487	$149,129
Earnings per common share-diluted	$0.98	$1.03	$3.57	$4.14
Weighted average shares outstanding-diluted	38,534,082	36,840,519	37,356,524	36,061,908

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Interest Income
Interest and fees on loans	$108,865	$102,657	$107,005	$106,414	$107,566
Interest on securities:
Taxable	28,154	25,016	23,362	21,731	22,581
Nontaxable	3,735	3,222	3,344	2,183	2,102
Interest on federal funds sold	—	—	—	—	—
Interest on deposits with other banks and short-term investments	77	72	54	721	953
Total Interest Income	140,831	130,967	133,765	131,049	133,202
Interest Expense
Interest on deposits	4,609	4,962	6,134	14,582	16,401
Interest on short-term borrowings	175	78	61	296	271
Interest on other borrowings	3,472	3,430	3,424	3,660	3,785
Total Interest Expense	8,256	8,470	9,619	18,538	20,457
Net Interest Income	132,575	122,497	124,146	112,511	112,745
Provision for credit losses	17,072	1,678	26,796	21,520	4,903
Net Interest Income After Provision for Credit Losses	115,503	120,819	97,350	90,991	107,842
Noninterest Income
Service charges and fees	12,725	11,749	10,972	12,021	12,368
Loan servicing income	997	638	379	963	955
Trust fees	5,506	5,357	4,977	5,022	5,141
Brokerage and insurance commissions	779	649	595	733	1,062
Securities gains, net	2,829	1,300	2,006	1,658	491
Unrealized gain on equity securities, net	36	155	680	(231)	11
Net gains on sale of loans held for sale	7,104	8,894	7,857	4,660	3,363
Valuation adjustment on servicing rights	(102)	(120)	9	(1,565)	668
Income on bank owned life insurance	1,021	868	1,167	498	1,117
Other noninterest income	1,726	1,726	1,995	2,058	2,854
Total Noninterest Income	32,621	31,216	30,637	25,817	28,030
Noninterest Expense
Salaries and employee benefits	51,615	50,978	50,118	49,957	50,234
Occupancy	6,849	6,732	6,502	6,471	5,802
Furniture and equipment	3,913	2,500	2,993	3,108	3,323
Professional fees	15,117	12,802	13,676	12,473	11,082
Advertising	1,107	928	995	2,205	2,274
Core deposit and customer relationship intangibles amortization	2,501	2,492	2,696	2,981	2,918
Other real estate and loan collection expenses, net	468	335	203	334	261
(Gain)/loss on sales/valuations of assets, net	2,621	1,763	701	16	1,512
Acquisition, integration and restructuring costs	2,186	1,146	673	1,376	537
Partnership investment in tax credit projects	1,899	927	791	184	3,038
Other noninterest expenses	10,993	9,793	11,091	11,754	11,885
Total Noninterest Expense	99,269	90,396	90,439	90,859	92,866
Income Before Income Taxes	48,855	61,639	37,548	25,949	43,006
Income taxes	9,046	13,681	7,417	5,909	5,155
Net Income	39,809	47,958	30,131	20,040	37,851
Preferred dividends	(2,014)	(2,437)	—	—	—
Net Income Available to Common Stockholders	$37,795	$45,521	$30,131	$20,040	$37,851
Earnings per common share-diluted	$0.98	$1.23	$0.82	$0.54	$1.03
Weighted average shares outstanding-diluted	38,534,082	36,995,572	36,915,630	36,895,591	36,840,519

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Assets
Cash and due from banks	$219,243	$175,284	$211,429	$175,587	$206,607
Interest bearing deposits with other banks and other short-term investments	118,660	156,371	242,149	64,156	172,127
Cash and cash equivalents	337,903	331,655	453,578	239,743	378,734
Time deposits in other financial institutions	3,129	3,129	3,128	3,568	3,564
Securities:
Carried at fair value	6,127,975	4,950,698	4,126,351	3,488,621	3,312,796
Held to maturity, at cost	88,839	88,700	90,579	91,875	91,324
Other investments, at cost	75,253	35,940	35,902	35,370	31,321
Loans held for sale	57,949	65,969	54,382	22,957	26,748
Loans:
Held to maturity	10,023,051	9,099,646	9,246,830	8,374,236	8,367,917
Allowance for credit losses	(131,606)	(103,377)	(119,937)	(97,350)	(70,395)
Loans, net	9,891,445	8,996,269	9,126,893	8,276,886	8,297,522
Premises, furniture and equipment, net	226,094	200,028	198,481	200,960	200,525
Goodwill	576,005	446,345	446,345	446,345	446,345
Core deposit and customer relationship intangibles, net	42,383	40,520	43,011	45,707	48,688
Servicing rights, net	6,052	5,752	5,469	5,220	6,736
Cash surrender value on life insurance	187,664	173,111	172,813	172,140	171,625
Other real estate, net	6,624	5,050	5,539	6,074	6,914
Other assets	281,024	269,498	263,682	259,043	186,755
Total Assets	$17,908,339	$15,612,664	$15,026,153	$13,294,509	$13,209,597
Liabilities and Equity
Liabilities
Deposits:
Demand	$5,688,810	$5,022,567	$4,831,151	$3,696,974	$3,543,863
Savings	8,019,704	6,742,151	6,810,296	6,366,610	6,307,425
Time	1,271,391	1,002,392	1,067,252	1,110,441	1,193,043
Total deposits	14,979,905	12,767,110	12,708,699	11,174,025	11,044,331
Short-term borrowings	167,872	306,706	88,631	121,442	182,626
Other borrowings	457,042	524,045	306,459	276,150	275,773
Accrued expenses and other liabilities	224,289	203,199	174,987	169,178	128,730
Total Liabilities	15,829,108	13,801,060	13,278,776	11,740,795	11,631,460
Stockholders' Equity
Preferred equity	110,705	110,705	110,705	—	—
Common stock	42,094	36,885	36,845	36,807	36,704
Capital surplus	1,062,083	847,377	844,202	842,780	839,857
Retained earnings	791,630	761,211	723,067	700,298	702,502
Accumulated other comprehensive income/(loss)	72,719	55,426	32,558	(26,171)	(926)
Total Equity	2,079,231	1,811,604	1,747,377	1,553,714	1,578,137
Total Liabilities and Equity	$17,908,339	$15,612,664	$15,026,153	$13,294,509	$13,209,597

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Average Balances
Assets	$16,401,152	$15,167,225	$14,391,856	$13,148,173	$12,798,770
Loans, net of unearned	9,366,430	9,220,666	9,186,913	8,364,220	8,090,476
Deposits	13,518,020	12,650,822	12,288,378	10,971,193	10,704,643
Earning assets	15,042,079	13,868,360	13,103,159	11,891,455	11,580,295
Interest bearing liabilities	9,053,855	8,320,123	8,155,753	7,841,941	7,513,701
Common equity	1,769,575	1,661,381	1,574,902	1,619,682	1,570,258
Total stockholders' equity	1,880,280	1,772,086	1,580,997	1,619,682	1,570,258
Tangible common equity (non-GAAP)(1)	1,238,691	1,172,891	1,083,834	1,125,705	1,087,495

Key Performance Ratios
Annualized return on average assets	0.92%	1.19%	0.84%	0.61%	1.17%
Annualized adjusted return on average assets (non-GAAP)(1)	0.96	1.22	0.86	0.65	1.19
Annualized return on average common equity (GAAP)	8.50	10.90	7.69	4.98	9.56
Annualized return on average tangible common equity (non-GAAP)(1)	12.77	16.11	11.97	8.00	14.65
Annualized adjusted return on average tangible common equity (non-GAAP)(1)	13.33	16.41	12.17	8.39	14.80
Annualized ratio of net charge-offs to average loans	0.01	0.92	0.11	0.24	0.04
Annualized net interest margin (GAAP)	3.51	3.51	3.81	3.81	3.86
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.55	3.55	3.85	3.84	3.90
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	54.93	54.67	55.75	61.82	60.31

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Average Balances
Assets	$16,401,152	$12,798,770	$14,782,605	$12,021,917
Loans, net of unearned	9,366,430	8,090,476	9,035,973	7,761,091
Deposits	13,518,020	10,704,643	12,361,077	10,030,629
Earning assets	15,042,079	11,580,295	13,481,613	10,845,940
Interest bearing liabilities	9,053,855	7,513,701	8,344,798	7,048,607
Common equity	1,769,575	1,570,258	1,656,708	1,473,396
Total stockholders' equity	1,880,280	1,570,258	1,713,878	1,473,396
Tangible common equity (non-GAAP)(1)	1,238,691	1,087,495	1,155,556	1,008,178

Key Performance Ratios
Annualized return on average assets	0.92%	1.17%	0.90%	1.24%
Annualized adjusted return on average assets (non-GAAP)(1)	0.96	1.19	0.93	1.28
Annualized return on average common equity (GAAP)	8.50	9.56	8.06	10.12
Annualized return on average tangible common equity (non-GAAP)(1)	12.77	14.65	12.28	15.73
Annualized adjusted return on average tangible common equity (non-GAAP)(1)	13.33	14.80	12.65	16.25
Annualized ratio of net charge-offs to average loans	0.01	0.04	0.32	0.11
Annualized net interest margin (GAAP)	3.51	3.86	3.65	4.00
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.55	3.90	3.69	4.04
Efficiency ratio, fully tax-equivalent(1)	54.93	60.31	56.65	62.50

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Common Share Data
Book value per common share	$46.77	$46.11	$44.42	$42.21	$43.00
Tangible book value per common share (non-GAAP)(1)	$32.07	$32.91	$31.14	$28.84	$29.51
Common shares outstanding, net of treasury stock	42,093,862	36,885,390	36,844,744	36,807,217	36,704,278
Tangible common equity ratio (non-GAAP)(1)	7.81%	8.03%	7.89%	8.29%	8.52%

Other Selected Trend Information
Effective tax rate	18.52%	22.20%	19.75%	22.77%	11.99%
Full time equivalent employees	2,013	1,827	1,821	1,817	1,908

Loans Held to Maturity(2)
Commercial and industrial	$2,534,799	$2,303,646	$2,364,400	$2,550,490	$2,530,809
Paycheck Protection Program ("PPP")	957,785	1,128,035	1,124,430	—	—
Owner occupied commercial real estate	1,776,406	1,494,902	1,433,271	1,431,038	1,472,704
Commercial and business lending	5,268,990	4,926,583	4,922,101	3,981,528	4,003,513
Non-owner occupied commercial real estate	1,921,481	1,659,683	1,543,623	1,551,787	1,495,877
Real estate construction	863,220	917,765	1,115,843	1,069,700	1,027,081
Commercial real estate lending	2,784,701	2,577,448	2,659,466	2,621,487	2,522,958
Total commercial lending	8,053,691	7,504,031	7,581,567	6,603,015	6,526,471
Agricultural and agricultural real estate	714,526	508,058	520,773	550,107	565,837
Residential mortgage	840,442	701,899	735,762	792,540	832,277
Consumer	414,392	385,658	408,728	428,574	443,332
Total loans held to maturity	$10,023,051	$9,099,646	$9,246,830	$8,374,236	$8,367,917

Total unfunded loan commitments	$3,246,953	$2,980,484	$3,065,283	$2,782,679	$2,973,732

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.
(2) In conjunction with the adoption of ASU 2016-13, Heartland reclassified loan balances to more closely align with FDIC codes. All prior period balances have been adjusted.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Allowance for Credit Losses-Loans
Balance, beginning of period	$103,377	$119,937	$97,350	$70,395	$66,222
Impact of ASU 2016-13 adoption	—	—	—	12,071	—
Allowance for acquired purchased credit deteriorated loans	12,313	—	—	—	—
Provision for credit losses	16,132	4,741	25,007	19,865	4,903
Charge-offs	(1,104)	(21,753)	(3,564)	(6,301)	(2,018)
Recoveries	888	452	1,144	1,320	1,288
Balance, end of period	$131,606	$103,377	$119,937	$97,350	$70,395

Allowance for Unfunded Commitments(1)
Balance, beginning of period	$14,330	$17,392	$15,468	$248	$—
Impact of ASU 2016-13 adoption	—	—	—	13,604	—
Provision for credit losses	950	(3,062)	1,924	1,616	—
Balance, end of period	$15,280	$14,330	$17,392	$15,468	$—

Allowance for lending related credit losses	$146,886	$117,707	$137,329	$112,818	$70,395

Provision for Credit Losses
Provision for credit losses-loans	$6,572	$4,741	$25,007	$19,865	$4,903
Provision for credit losses-acquired loans	9,560	—	—	—	—
Provision for credit losses-unfunded commitments	(1,372)	(3,062)	1,924	1,616	—
Provision for credit losses-acquired unfunded commitments	2,322	—	—	—	—
Provision for credit losses-held to maturity securities(2)	(10)	(1)	(135)	39	—
Total provision for credit losses	$17,072	$1,678	$26,796	$21,520	$4,903

(1) Prior to the adoption of ASU 2016-13, the allowance for unfunded commitments was immaterial and therefore prior periods have not been shown in this table.
(2) Prior to the adoption of ASU 2016-13, there was no requirement to record provision for credit losses for held to maturity securities.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Asset Quality
Nonaccrual loans	$87,386	$79,040	$91,609	$79,280	$76,548
Loans past due ninety days or more	720	1,681	1,360	—	4,105
Other real estate owned	6,624	5,050	5,539	6,074	6,914
Other repossessed assets	240	130	29	17	11
Total nonperforming assets	$94,970	$85,901	$98,537	$85,371	$87,578

Performing troubled debt restructured loans	$2,370	$11,818	$2,636	$2,858	$3,794

Nonperforming Assets Activity
Balance, beginning of period	$85,901	$98,537	$85,371	$87,578	$78,686
Net loan charge offs	(216)	(21,301)	(2,420)	(4,981)	(730)
New nonperforming loans	8,664	11,834	26,857	15,796	13,751
Acquired nonperforming assets	12,781	—	—	—	3,262
Reduction of nonperforming loans(1)	(10,811)	(1,994)	(9,911)	(11,937)	(5,859)
OREO/Repossessed assets sales proceeds	(1,349)	(1,175)	(1,360)	(1,085)	(1,532)
Balance, end of period	$94,970	$85,901	$98,537	$85,371	$87,578

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.88%	0.89%	1.01%	0.95%	0.96%
Ratio of nonperforming loans and performing trouble debt restructured loans to total loans	0.90%	1.02%	1.03%	0.98%	1.01%
Ratio of nonperforming assets to total assets	0.53%	0.55%	0.66%	0.64%	0.66%
Annualized ratio of net loan charge-offs to average loans	0.01%	0.92%	0.11%	0.24%	0.04%
Allowance for loan credit losses as a percent of loans	1.31%	1.14%	1.30%	1.16%	0.84%
Allowance for lending related credit losses as a percent of loans(2)	1.47%	1.29%	1.49%	1.35%	0.84%
Allowance for loan credit losses as a percent of nonperforming loans	149.37%	128.07%	129.01%	122.79%	87.28%
Loans delinquent 30-89 days as a percent of total loans	0.23%	0.17%	0.22%	0.38%	0.33%

(1) Includes principal reductions, transfers to performing status and transfers to OREO.
(2) Prior to the adoption of ASU 2016-13, the reserve for unfunded commitments was immaterial.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$4,957,680	$28,154	2.26%	$4,125,700	$25,016	2.41%	$3,033,480	$22,581	2.95%
Nontaxable(1)	543,845	4,728	3.46	429,710	4,078	3.78	271,792	2,661	3.88
Total securities	5,501,525	32,882	2.38	4,555,410	29,094	2.54	3,305,272	25,242	3.03
Interest on deposits with other banks and other short-term investments	292,436	77	0.10	215,361	72	0.13	251,599	953	1.50
Federal funds sold	427	—	—	—	—	—	—	—	—
Loans:(2)(3)
Commercial and industrial(1)	2,357,056	27,523	4.65	2,331,467	27,777	4.74	2,444,961	32,006	5.19
PPP loans	1,064,863	11,806	4.41	1,128,488	7,462	2.63	—	—	—
Owner occupied commercial real estate	1,597,446	18,605	4.63	1,463,538	17,359	4.72	1,416,338	19,241	5.39
Non-owner occupied commercial real estate	1,756,443	20,733	4.70	1,589,073	18,860	4.72	1,388,677	18,952	5.41
Real estate construction	859,941	9,723	4.50	1,023,490	11,628	4.52	1,003,797	13,645	5.39
Agricultural and agricultural real estate	554,596	6,535	4.69	514,442	5,968	4.62	566,419	7,314	5.12
Residential mortgage	785,852	9,288	4.70	774,850	8,915	4.58	830,277	10,454	5.00
Consumer	390,233	5,188	5.29	395,318	5,222	5.26	440,007	6,504	5.86
Less: allowance for credit losses-loans	(118,739)	—	—	(123,077)	—	—	(67,052)	—	—
Net loans	9,247,691	109,401	4.71	9,097,589	103,191	4.51	8,023,424	76,110	5.35
Total earning assets	15,042,079	142,360	3.77%	13,868,360	132,357	3.80%	11,580,295	134,311	4.60%
Nonearning Assets	1,359,073			1,298,865			1,218,475
Total Assets	$16,401,152			$15,167,225			$12,798,770
Interest Bearing Liabilities
Savings	$7,176,563	$2,166	0.12%	$6,723,962	$1,940	0.11%	$5,986,007	$11,790	0.78%
Time deposits	1,074,746	2,443	0.90	1,035,715	3,022	1.16	1,135,025	4,611	1.61
Short-term borrowings	268,464	175	0.26	128,451	78	0.24	115,680	271	0.93
Other borrowings	534,082	3,472	2.59	431,995	3,430	3.16	276,989	3,785	5.42
Total interest bearing liabilities	9,053,855	8,256	0.36%	8,320,123	8,470	0.40%	7,513,701	20,457	1.08%
Noninterest Bearing Liabilities
Noninterest bearing deposits	5,266,711			4,891,145			3,583,611
Accrued interest and other liabilities	200,306			183,871			131,200
Total noninterest bearing liabilities	5,467,017			5,075,016			3,714,811
Equity	1,880,280			1,772,086			1,570,258
Total Liabilities and Equity	$16,401,152			$15,167,225			$12,798,770
Net interest income, fully tax-equivalent (non-GAAP)(4)		$134,104			$123,887			$113,854
Net interest spread(1)			3.41%			3.40%			3.52%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(4)			3.55%			3.55%			3.90%
Interest bearing liabilities to earning assets	60.19%			59.99%			64.88%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) In conjunction with the adoption of ASU 2016-1, Heartland reclassified loan balances to more closely align with FDIC codes. All prior period balances have been adjusted.
(4) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Year Ended
	December 31, 2020			December 31, 2019
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$3,901,202	$98,263	2.52%	$2,522,365	$73,147	2.90%
Nontaxable(1)	424,199	15,802	3.73	313,197	12,491	3.99
Total securities	4,325,401	114,065	2.64	2,835,562	85,638	3.02
Interest bearing deposits with other banks and other short-term investments	225,024	924	0.41	313,373	6,695	2.14
Federal funds sold	107	—	—	138	4	2.90
Loans:(2)(3)
Commercial and industrial(1)	2,437,183	118,513	4.86	2,445,552	127,796	5.23
PPP loans	779,183	25,285	3.25	—	—	—
Owner occupied commercial real estate	1,480,109	72,215	4.88	1,337,910	74,853	5.59
Non-owner occupied commercial real estate	1,589,932	78,178	4.92	1,173,233	73,067	6.23
Real estate construction	1,007,086	46,785	4.65	947,933	52,668	5.56
Agricultural and agricultural real estate	538,646	25,713	4.77	563,944	29,625	5.25
Residential mortgage	793,821	38,210	4.81	862,663	42,876	4.97
Consumer	410,013	22,190	5.41	429,856	26,036	6.06
Less: allowance for credit losses-loans	(104,892)	—	—	(64,224)	—	—
Net loans	8,931,081	427,089	4.78	7,696,867	426,921	5.55
Total earning assets	13,481,613	542,078	4.02%	10,845,940	519,258	4.79%
Nonearning Assets	1,300,992			1,175,977
Total Assets	$14,782,605			$12,021,917
Interest Bearing Liabilities
Savings	$6,718,413	$16,560	0.25%	$5,530,503	$47,069	0.85%
Time deposits	1,088,185	13,727	1.26	1,115,785	16,665	1.49
Short-term borrowings	155,467	610	0.39	126,337	1,748	1.38
Other borrowings	382,733	13,986	3.65	275,982	15,118	5.48
Total interest bearing liabilities	8,344,798	44,883	0.54%	7,048,607	80,600	1.14%
Noninterest Bearing Liabilities
Noninterest bearing deposits	4,554,479			3,384,341
Accrued interest and other liabilities	169,450			115,573
Total noninterest bearing liabilities	4,723,929			3,499,914
Equity	1,713,878			1,473,396
Total Liabilities and Equity	$14,782,605			$12,021,917
Net interest income, fully tax-equivalent (non-GAAP)(4)		$497,195			$438,658
Net interest spread(1)			3.48%			3.65%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(4)			3.69%			4.04%
Interest bearing liabilities to earning assets	61.90%			64.99%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) In conjunction with the adoption of ASU 2016-13, Heartland reclassified loan balances to more closely align with FDIC codes. All prior period balances have been adjusted.
(4) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Total Assets
First Bank & Trust	$3,171,961	$1,289,187	$1,256,710	$1,163,181	$1,137,714
Citywide Banks	2,628,963	2,639,516	2,546,942	2,271,889	2,294,512
New Mexico Bank & Trust	2,032,637	2,002,663	1,899,194	1,670,097	1,763,037
Dubuque Bank and Trust Company	1,853,078	1,838,260	1,849,035	1,591,312	1,646,105
Arizona Bank & Trust	1,529,800	1,039,253	970,775	866,107	784,240
Illinois Bank & Trust	1,525,503	1,500,012	1,470,000	1,295,984	1,301,172
Bank of Blue Valley	1,376,080	1,424,261	1,380,159	1,222,358	1,307,688
Wisconsin Bank & Trust	1,267,488	1,262,069	1,203,108	1,079,582	1,090,412
Premier Valley Bank	1,076,615	1,042,437	1,031,899	889,280	903,220
Minnesota Bank & Trust	1,000,168	1,007,548	951,236	778,724	718,724
Rocky Mountain Bank	616,157	617,169	590,764	576,245	532,191
Total Deposits
First Bank & Trust	$2,622,716	$936,366	$959,886	$900,399	$893,419
Citywide Banks	2,181,511	2,163,051	2,147,642	1,868,404	1,829,217
New Mexico Bank & Trust	1,749,963	1,747,527	1,698,584	1,451,041	1,565,070
Dubuque Bank and Trust Company	1,456,908	1,591,561	1,496,559	1,363,164	1,290,756
Arizona Bank & Trust	1,357,158	886,174	865,430	754,464	693,975
Illinois Bank & Trust	1,338,677	1,307,513	1,318,866	1,139,945	1,167,905
Bank of Blue Valley	1,138,264	1,142,910	1,138,818	1,008,362	1,016,743
Wisconsin Bank & Trust	1,057,369	1,011,843	1,050,766	920,168	941,109
Premier Valley Bank	836,984	855,913	869,165	706,479	707,814
Minnesota Bank & Trust	789,555	804,045	820,199	648,560	574,369
Rocky Mountain Bank	538,012	533,429	519,029	496,465	468,314

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$37,795	$45,521	$30,131	$20,040	$37,851
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,975	1,969	2,130	2,355	2,305
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$39,770	$47,490	$32,261	$22,395	$40,156

Average common equity (GAAP)	$1,769,575	$1,661,381	$1,574,902	$1,619,682	$1,570,258
Less average goodwill	488,151	446,345	446,345	446,345	433,374
Less average core deposit and customer relationship intangibles, net	42,733	42,145	44,723	47,632	49,389
Average tangible common equity (non-GAAP)	$1,238,691	$1,172,891	$1,083,834	$1,125,705	$1,087,495
Annualized return on average common equity (GAAP)	8.50%	10.90%	7.69%	4.98%	9.56%
Annualized return on average tangible common equity (non-GAAP)	12.77%	16.11%	11.97%	8.00%	14.65%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$132,575	$122,497	$124,146	$112,511	$112,745
Plus tax-equivalent adjustment(1)	1,529	1,390	1,416	1,131	1,109
Net interest income, fully tax-equivalent (non-GAAP)	$134,104	$123,887	$125,562	$113,642	$113,854

Average earning assets	$15,042,079	$13,868,360	$13,103,159	$11,891,455	$11,580,295

Annualized net interest margin (GAAP)	3.51%	3.51%	3.81%	3.81%	3.86%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.55	3.55	3.85	3.84	3.90
Purchase accounting discount amortization on loans included in annualized net interest margin	0.10	0.10	0.16	0.09	0.17

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common equity (GAAP)	$1,968,526	$1,700,899	$1,636,672	$1,553,714	$1,578,137
Less goodwill	576,005	446,345	446,345	446,345	446,345
Less core deposit and customer relationship intangibles, net	42,383	40,520	43,011	45,707	48,688
Tangible common equity (non-GAAP)	$1,350,138	$1,214,034	$1,147,316	$1,061,662	$1,083,104

Common shares outstanding, net of treasury stock	42,093,862	36,885,390	36,844,744	36,807,217	36,704,278
Common equity (book value) per share (GAAP)	$46.77	$46.11	$44.42	$42.21	$43.00
Tangible book value per common share (non-GAAP)	$32.07	$32.91	$31.14	$28.84	$29.51

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common equity (non-GAAP)	$1,350,138	$1,214,034	$1,147,316	$1,061,662	$1,083,104

Total assets (GAAP)	$17,908,339	$15,612,664	$15,026,153	$13,294,509	$13,209,597
Less goodwill	576,005	446,345	446,345	446,345	446,345
Less core deposit and customer relationship intangibles, net	42,383	40,520	43,011	45,707	48,688
Total tangible assets (non-GAAP)	$17,289,951	$15,125,799	$14,536,797	$12,802,457	$12,714,564
Tangible common equity ratio (non-GAAP)	7.81%	8.03%	7.89%	8.29%	8.52%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Net interest income (GAAP)	$132,575	$122,497	$124,146	$112,511	$112,745
Tax-equivalent adjustment(1)	1,529	1,390	1,416	1,131	1,109
Fully tax-equivalent net interest income	134,104	123,887	125,562	113,642	113,854
Noninterest income	32,621	31,216	30,637	25,817	28,030
Securities gains, net	(2,829)	(1,300)	(2,006)	(1,658)	(491)
Unrealized gain on equity securities, net	(36)	(155)	(680)	231	(11)
Gain on extinguishment of debt	—	—	—	—	—
Valuation adjustment on servicing rights	102	120	(9)	1,565	(668)
Adjusted revenue (non-GAAP)	$163,962	$153,768	$153,504	$139,597	$140,714

Total noninterest expenses (GAAP)	$99,269	$90,396	$90,439	$90,859	$92,866
Less:
Core deposit and customer relationship intangibles amortization	2,501	2,492	2,696	2,981	2,918
Partnership investment in tax credit projects	1,899	927	791	184	3,038
(Gain)/loss on sales/valuation of assets, net	2,621	1,763	701	16	1,512
Acquisition, integration and restructuring costs	2,186	1,146	673	1,376	537
Adjusted noninterest expenses (non-GAAP)	$90,062	$84,068	$85,578	$86,302	$84,861
Efficiency ratio, fully tax-equivalent (non-GAAP)	54.93%	54.67%	55.75%	61.82%	60.31%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$232	$—	$122	$44	$—
Occupancy	—	—	—	—	11
Furniture and equipment	423	496	15	24	7
Professional fees	1,422	476	505	996	462
Advertising	42	8	4	89	31
(Gain)/loss on sales/valuations of assets, net	—	—	—	—	—
Other noninterest expenses	67	166	27	223	26
Total acquisition, integration and restructuring costs	$2,186	$1,146	$673	$1,376	$537
After tax impact on diluted earnings per share(1)	$0.04	$0.02	$0.01	$0.03	$0.01

Reconciliation of Adjusted Net Income Available to Common Stockholders and Adjusted Diluted EPS (non-GAAP)
Net income available to common stockholders (GAAP)	$37,795	$45,521	$30,131	$20,040	$37,851
Acquisition, integration and restructuring costs(1)	1,727	905	532	1,087	424
Adjusted net income available to common stockholders (non-GAAP)	$39,522	$46,426	$30,663	$21,127	$38,275
Diluted earnings per common share (GAAP)	$0.98	$1.23	$0.82	$0.54	$1.03
Adjusted diluted earnings per common share (non-GAAP)	$1.03	$1.25	$0.83	$0.57	$1.04

Reconciliation of Annualized Adjusted Return on Average Assets (non-GAAP)
Adjusted net income available to common stockholders (non-GAAP)	$39,522	$46,426	$30,663	$21,127	$38,275
Average assets (GAAP)	$16,401,152	$15,167,225	$14,391,856	$13,148,173	$12,798,770
Annualized adjusted return on average assets (non-GAAP)	0.96%	1.22%	0.86%	0.65%	1.19%

Reconciliation of Annualized Adjusted Return on Average Tangible Common Equity (non-GAAP)
Adjusted net income available to common stockholders (non-GAAP)	$39,522	$46,426	$30,663	$21,127	$38,275
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,976	1,969	2,130	2,355	2,305
Adjusted net income available to common stockholders excluding intangible amortization (non-GAAP)	$41,498	$48,395	$32,793	$23,482	$40,580
Average tangible common equity (non-GAAP)	$1,238,691	$1,172,891	$1,083,834	$1,125,705	$1,087,495
Annualized adjusted return on average tangible common equity (non-GAAP)	13.33%	16.41%	12.17%	8.39%	14.80%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$37,795	$37,851	$133,487	$149,129
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,976	2,305	8,429	9,458
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$39,771	$40,156	$141,916	$158,587

Average common equity (GAAP)	$1,769,575	$1,570,258	$1,656,708	$1,473,396
Less average goodwill	488,151	433,374	456,854	415,841
Less average core deposit and customer relationship intangibles, net	42,733	49,389	44,298	49,377
Average tangible common equity (non-GAAP)	$1,238,691	$1,087,495	$1,155,556	$1,008,178
Annualized return on average common equity (GAAP)	8.50%	9.56%	8.06%	10.12%
Annualized return on average tangible common equity (non-GAAP)	12.77%	14.65%	12.28%	15.73%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$132,575	$112,745	$491,729	$433,729
Plus tax-equivalent adjustment(1)	1,529	1,109	5,466	4,929
Net interest income, fully tax-equivalent (non-GAAP)	$134,104	$113,854	$497,195	$438,658

Average earning assets	$15,042,079	$11,580,295	$13,481,613	$10,845,940

Annualized net interest margin (GAAP)	3.51%	3.86%	3.65%	4.00%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.55	3.90	3.69	4.04
Purchase accounting discount amortization on loans included in annualized net interest margin	0.10	0.17	0.12	0.18

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
Reconciliation of Efficiency Ratio (non-GAAP)	2020	2019	2020	2019
Net interest income (GAAP)	$132,575	$112,745	$491,729	$433,729
Tax-equivalent adjustment(1)	1,529	1,109	5,466	4,929
Fully tax-equivalent net interest income	134,104	113,854	497,195	438,658
Noninterest income	32,621	28,030	120,291	116,208
Securities gains, net	(2,829)	(491)	(7,793)	(7,659)
Unrealized gain on equity securities, net	(36)	(11)	(640)	(525)
Gain on extinguishment of debt	—	—	—	(375)
Valuation adjustment on servicing rights	102	(668)	1,778	911
Adjusted income (non-GAAP)	$163,962	$140,714	$610,831	$547,218

Total noninterest expenses (GAAP)	$99,269	$92,866	$370,963	$349,161
Less:
Core deposit and customer relationship intangibles amortization	2,501	2,918	10,670	11,972
Partnership investment in tax credit projects	1,899	3,038	3,801	8,030
(Gain)/loss on sales/valuations of assets, net	2,621	1,512	5,101	(19,422)
Acquisition, integration and restructuring costs	2,186	537	5,381	6,580
Adjusted noninterest expenses (non-GAAP)	$90,062	$84,861	$346,010	$342,001
Efficiency ratio, fully tax-equivalent (non-GAAP)	54.93%	60.31%	56.65%	62.50%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$232	$—	$398	$816
Occupancy	—	11	—	1,215
Furniture and equipment	423	7	958	87
Professional fees	1,422	462	3,399	2,365
Advertising	42	31	143	203
(Gain)/loss on sales/valuations of assets, net	—	—	—	1,003
Other noninterest expenses	67	26	483	891
Total acquisition, integration and restructuring costs	$2,186	$537	$5,381	$6,580
After tax impact on diluted earnings per share(1)	$0.04	$0.01	$0.11	$0.14

Reconciliation of Adjusted Net Income Available to Common Stockholders and Adjusted Diluted EPS (non-GAAP)
Net income available to common stockholders (GAAP)	$37,795	$37,851	$133,487	$149,129
Acquisition, integration and restructuring costs(1)	1,727	424	4,251	5,198
Adjusted net income available common stockholders (non-GAAP)	$39,522	$38,275	$137,738	$154,327
Diluted earnings per common share (GAAP)	$0.98	$1.03	$3.57	$4.14
Adjusted diluted earnings per common share (non-GAAP)	$1.03	$1.04	$3.69	$4.28

Reconciliation of Annualized Adjusted Return on Average Assets (non-GAAP)
Adjusted net income available to common stockholders (non-GAAP)	$39,522	$38,275	$137,738	$154,327
Average assets (GAAP)	$16,401,152	$12,798,770	$14,782,605	$12,021,917
Annualized adjusted return on average assets (non-GAAP)	0.96%	1.19%	0.93%	1.28%

Reconciliation of Annualized Adjusted Return on Average Tangible Common Equity (non-GAAP)
Adjusted net income available to common stockholders (non-GAAP)	$39,522	$38,275	$137,738	$154,327
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,975	2,305	8,429	9,458
Adjusted net income available to common stockholders excluding intangible amortization (non-GAAP)	$41,497	$40,580	$146,167	$163,785
Average tangible common equity (non-GAAP)	$1,238,691	$1,087,495	$1,155,556	$1,008,178
Annualized adjusted return on average tangible common equity (non-GAAP)	13.33%	14.80%	12.65%	16.25%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For the Quarter Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
PPP loan balances	$957,785	$1,128,035	$1,124,430	$—	$—
Average PPP loans balances	1,064,863	1,128,488	916,405	—	—

PPP fee income	$9,109	$4,542	$3,655	$—	$—
PPP interest income	2,697	2,920	2,362	—	—
Total PPP interest income	$11,806	$7,462	$6,017	$—	$—

Selected ratios excluding PPP loans and interest income
Annualized net interest margin (GAAP)	3.44%	3.59%	3.90%	—	—
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.48	3.64	3.95	—	—
Ratio of nonperforming loans to total loans	0.97	1.01	1.14	—	—
Ratio of nonperforming loans and performing trouble debt restructured loans to total loans	1.00	1.16	1.18	—	—
Ratio of nonperforming assets to total assets	0.56	0.59	0.71	—	—
Annualized ratio of net loan charge-offs to average loans	0.01	1.05	0.12	—	—
Allowance for loan credit losses as a percent of loans	1.45	1.30	1.48	—	—
Allowance for lending related credit losses as a percent of loans	1.62	1.48	1.69	—	—
Loans delinquent 30-89 days as a percent of total loans	0.25	0.19	0.26	—	—

After tax impact of PPP interest income on diluted earnings per share(1)	$0.24	$0.16	$0.13	$—	$—

	As of and For the Year Ended
	December 31, 2020	December 31, 2019
PPP loan balances	$957,785	$—
Average PPP loan balances	779,183	—

PPP fee income	$17,306	$—
PPP interest income	7,979	—
Total PPP interest income	$25,285	$—

Selected ratios excluding PPP loans and interest income
Annualized net interest margin (GAAP)	3.67%	—%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.72	—
Annualized ratio of net loan charge-offs to average loans	0.35	—

After tax impact of PPP interest income on diluted earnings per share(1)	$0.53	$—

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.